UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2016

ORION GROUP HOLDINGS, INC.
*f/k/a Orion Marine Group, Inc.*
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.01 Changes in Registrant's Certifying Accountant

SIGNATURE

Item 4.01    Changes in Registrant's Certifying Accountant

On May 25, 2016, Orion Group Holdings, Inc ("the Company") filed a Form 8-K (the Original Form 8-K). This Form 8-K/A amends and restates Item 4.01(b) of the Original Form 8-K as follows:
"On May 19, 2016, the Committee recommended the appointment of Ernst & Young, LLP ("EY") as the Company’s new independent registered public accounting firm commencing with the quarter ending June 30, 2016 and for the fiscal year ending December 31, 2016, subject to completion of its standard client acceptance procedures."
As of July 14, 2016 the standard client acceptance procedures were completed by EY. On July 14, 2016 the Audit Committee of the Board of Directors of the Company engaged EY as the Company's independent registered public accounting firm.
In connection with the Company's appointment of EY as the Company's independent registered public accounting firm, the Company has not consulted with EY on any matter relating to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; or (ii) any matter that was the subject of a "disagreement" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or any "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: July 14, 2016	By:	/s/ Christopher J. DeAlmeida
Vice President & Chief Financial Officer